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                                                                   EXHIBIT 10.1

                                                                   May 25, 1995

             RETAINER AGREEMENT BETWEEN PROFESSOR RAY A. GOLDBERG
                          AND THE VIGORO CORPORATION

  This agreement is made for a three year period beginning June 1, 1995, to June 1, 1998. The terms of this arrangement would be a retainer fee of $30,000 a year payable on a monthly basis. Because of the long-term nature of the relationship, the per diem fee would be consistent with long-term assignments currently undertaken by Professor Goldberg at a rate of $3,000 per day. This means that at least ten days a year will be set aside for consulting activities appropriate to the needs of the Vigoro Corporation. If for any reason the need for these services is increased beyond the ten day period, then each additional day would be compensated at the same rate.

  At the same time if Professor Goldberg's services are not needed, or if he is unable to perform these services, the retainer would be reduced on a proportional basis. Any monies that are owed for work that has been completed in the event of Professor Goldberg's death would be made payable to his wife, Thelma E. Goldberg.

                                               Ray A. Goldberg
                               Agreed to by ___________________________________
                                          Professor Ray A. Goldberg

                                                   5/25/95
                               Date____________________________________________

                                              Joseph P. Sullivan
                               Approved by ____________________________________
                                       Mr. Joseph P. Sullivan, Chairman
                                            The Vigoro Corporation

                                                    6/5/95
                               Date____________________________________________